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                                                                   EX-99.B(h)(1)

                      FUNDS TRUST ADMINISTRATION AGREEMENT

                                   APPENDIX A

Fee of 0.15% of average daily
net assets on an annual basis:

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   California Tax-Free Money Market Fund
5.   California Tax-Free Money Market Trust
6.   Cash Investment Money Market Fund
7.   Colorado Tax-Free Fund
8.   Diversified Bond Fund
9.   Diversified Equity Fund
10.  Diversified Small Cap Fund
11.  Equity Income Fund
12.  Equity Index Fund
13.  Equity Value Fund
14.  Government Institutional Money Market Fund
15.  Government Money Market Fund
16.  Growth Balanced Fund
17.  Growth Equity Fund
18.  Growth Fund
19.  High Yield Bond Fund
20.  Income Fund
21.  Income Plus Fund
22.  Index Allocation Fund
23.  Index Fund
24.  Inflation-Protected Bond Fund
25.  Intermediate Government Income Fund
26.  International Equity Fund
27.  Large Cap Appreciation Fund
28.  Large Company Growth Fund
29.  Limited Term Government Income Fund
30.  Liquidity Reserve Money Market Fund
31.  Mid Cap Growth Fund
32.  Minnesota Money Market Fund
33.  Minnesota Tax-Free Fund
34.  Moderate Balanced Fund
35.  Money Market Fund
36.  Money Market Trust
37.  Montgomery Emerging Markets Focus Fund
38.  Montgomery Institutional Emerging Markets Fund
39.  Montgomery Short Duration Government Bond Fund
40.  Montgomery Small Cap Fund
41.  Montgomery Total Return Bond Fund

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42.  National Limited Term Tax-Free Fund
43.  National Tax-Free Fund
44.  National Tax-Free Institutional Money Market Fund
45.  National Tax-Free Money Market Fund
46.  National Tax-Free Money Market Trust
47.  Nebraska Tax-Free Fund
48.  OTC Growth Fund
49.  Outlook Today Fund
50.  Outlook  2010 Fund
51.  Outlook  2020 Fund
52.  Outlook 2030 Fund
53.  Outlook  2040 Fund
54.  Overland Express Sweep Fund
55.  Prime Investment Institutional Money Market Fund
56.  Prime Investment Money Market Fund
57.  SIFE Specialized Financial Services Fund
58.  Small Cap Growth Fund
59.  Small Cap Opportunities Fund
60.  Small Company Growth Fund
61.  Small Company Value Fund
62.  Specialized Health Sciences Fund
63.  Specialized Technology Fund
64.  Stable Income Fund
65.  Strategic Growth Allocation Fund
66.  Strategic Income Fund
67.  Tactical Maturity Bond Fund
68.  Treasury Plus Institutional Money Market Fund
69.  Treasury Plus Money Market Fund
70.  WealthBuilder Growth and Income Portfolio
71.  WealthBuilder Growth Balanced Portfolio
72.  WealthBuilder Growth Portfolio
73.  100% Treasury Money Market Fund

Approved by Board of Trustees: October 24, 2000, March 1, 2001, May 8, 2001, August 7, 2001, November 6, 2001, November 27, 2001, December 23, 2001, February 5, 2002, May 7, 2002, August 6, 2002, November 5, 2002, and December 18, 2002.

Most Recent Annual Approval Date: August 6, 2002.